Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR SECOND QUARTER 2023

Increases Quarterly Dividend

ALISO VIEJO, CA – August 4, 2023 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Operational Results (as compared to Second Quarter 2022):

●	Net Income: Net income was $43.1 million as compared to $37.7 million.
●	Comparable RevPAR: Comparable RevPAR increased 3.6% to $245.91. The average daily rate was $319.36 and occupancy was 77.0%. RevPAR at the Company’s urban and group hotels increased 10.7%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest increased 15.0% to $85.1 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 10.0% to $0.33.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “During the quarter, our portfolio generated profitability that was above the high-end of our guidance ranges despite a moderation in leisure travel, which contributed to softer revenue growth. Our group hotels continue to benefit from steady demand trends and healthy ancillary spend. We remain encouraged by the ongoing recovery in our urban markets, particularly San Francisco, which was once again our highest RevPAR growth market and continues to demonstrate steady growth as the market recovers. Working with our operators, we are focused on preserving operational efficiencies and identifying additional cost reductions to best position the portfolio to maximize earnings as the demand environment evolves. Overall, we are pleased with our portfolio’s ability to manage profitability in the quarter and believe there are additional opportunities to make meaningful improvements at our resorts.”

Mr. Giglia continued, “Consistent with our strategy of returning additional capital to shareholders, our Board of Directors has increased our quarterly common dividend to $0.07 per share. On an annualized basis, our increased quarterly dividend better reflects the normalized taxable income we believe our portfolio will produce over various cyclical periods. Together with our focus on capital recycling and portfolio investment, the increased dividend is further demonstration of our commitment to returning capital and delivering value for our owners.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change		2023	2022	Change

Net Income	$43.1	$37.7	14.3%		$64.2	$52.8	21.5%
Income Attributable to Common Stockholders per Diluted Share	$0.19	$0.15	26.7%		$0.27	$0.19	42.1%

Comparable RevPAR (1)	$245.91	$237.28	3.6%		$232.53	$201.86	15.2%

Comparable Occupancy (1)	77.0%	74.2%	280	bps	73.4%	64.3%	910	bps
Comparable ADR (1)	$319.36	$319.79	(0.1)%		$316.80	$313.93	0.9%

Comparable Adjusted EBITDAre Margin (1)	32.3%	33.3%	(100)	bps	29.7%	29.3%	40	bps

Adjusted EBITDAre, excluding noncontrolling interest	$85.1	$74.0	15.0%		$145.1	$101.2	43.4%
Adjusted FFO Attributable to Common Stockholders	$67.4	$63.2	6.6%		$111.2	$79.6	39.7%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.33	$0.30	10.0%		$0.54	$0.37	45.9%
(1)	Comparable operating statistics presented in this release include all 15 hotels owned by the Company at June 30, 2023, and include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022.

The Company’s actual results for the quarter ended June 30, 2023 compare to its guidance previously provided as follows:

Metric ($ in millions, except per share data)	Quarter Ended June 30, 2023 Guidance (1)	Quarter Ended June 30, 2023 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Net Income	$29 to $35	$43	$11
Total Portfolio RevPAR Growth (as compared to the second quarter of 2022)	+ 6.5% to + 8.5%	3.6%	- 390 bps
Adjusted EBITDAre	$79 to $84	$85	$4
Adjusted FFO Attributable to Common Stockholders	$61 to $66	$67	$4
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.29 to $0.32	$0.33	$0.02
Diluted Weighted Average Shares Outstanding	207,000,000	206,900,000	- 100,000
(1)	Represents guidance presented on May 5, 2023.

Balance Sheet and Liquidity Update

As of June 30, 2023, the Company had $163.5 million of cash and cash equivalents, including restricted cash of $55.7 million, total assets of $3.1 billion, including $2.8 billion of net investments in hotel properties, total debt of $820.1 million and stockholders’ equity of $2.1 billion.

Operations Update

July 2023, 2022 and 2019 results included the following ($ in millions, except RevPAR and ADR):

	July
13 Comparable Hotels (1)	2023 (2)	2022	2019	Change 2023 vs. 2022		Change 2023 vs. 2019
Room Revenue	$49.9	$50.9	$51.8	(1.9)%		(3.6)%

RevPAR	$214.32	$218.55	$222.52	(1.9)%		(3.7)%
Occupancy	75.4%	74.6%	87.6%	80	bps	(1,220)	bps
Average Daily Rate	$284.24	$292.96	$254.02	(3.0)%		11.9%

	July
15 Comparable Hotels (3)	2023 (2)	2022	2019	Change 2023 vs. 2022		Change 2023 vs. 2019
Room Revenue	$54.7	$55.9	N/A	(2.2)%		N/A

RevPAR	$227.84	$232.91	N/A	(2.2)%		N/A
Occupancy	74.9%	73.8%	N/A	110	bps	N/A
Average Daily Rate	$304.19	$315.59	N/A	(3.6)%		N/A

(1)	The 13 Comparable Hotels exclude the Montage Healdsburg and the Four Seasons Resort Napa Valley, which were newly-developed and not open in 2019. The 13 Comparable Hotels include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022.
(2)	July 2023 results are preliminary and may be adjusted during the Company’s month-end close process.
(3)	The 15 Comparable Hotels include all hotels owned by the Company at June 30, 2023, and include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022.

Capital Investments Update

The Company invested $26.7 million and $49.2 million into its portfolio during the second quarter and first six months of 2023, respectively, and $32.3 million and $62.6 million during the same periods in 2022. In 2023, the Company expects to invest approximately $120 million to $140 million into its portfolio with the majority of the investment consisting of the completion of the renovation and conversion of the Renaissance Washington DC to the Westin brand, the beginning of the transformational conversion of The Confidante Miami Beach to Andaz Miami Beach and the renovation and conversion of the Renaissance Long Beach to the Marriott brand. The Company currently anticipates that it will incur approximately $11 million to $13 million of EBITDAre displacement in 2023 in connection with its planned capital investments.

2023 Outlook

For the third quarter of 2023, the Company expects:

Metric ($ in millions, except per share data)	Quarter Ended September 30, 2023 Guidance (1)
Net Income	$8 to $13
Total Portfolio RevPAR Growth (as compared to the third quarter of 2022)	- 1.0% to + 2.0%
Adjusted EBITDAre	$57 to $62
Adjusted FFO Attributable to Common Stockholders	$38 to $44
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.18 to $0.21
Diluted Weighted Average Shares Outstanding	207,500,000

(1)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.

Third quarter 2023 guidance is based in part on the following full year assumptions:

●	Full year total Adjusted EBITDAre displacement of approximately $11 million to $13 million in connection with planned capital investments, a decrease of $2 million as compared to our prior forecast.
●	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $21.5 million to $22.5 million, a decrease of $0.5 million as compared to our prior forecast.
●	Full year interest expense of approximately $50 million to $51 million, including approximately $3 million in amortization of deferred financing costs and approximately $2 million of noncash benefit from interest on derivatives.
●	Full year preferred stock dividends of approximately $15 million, which includes the Series G, H and I cumulative redeemable preferred stock.

Recent Developments

Stock Repurchase Program. During the second quarter of 2023, the Company repurchased 301,461 shares of its common stock at an average purchase price of $9.45 per share. Year to date through August 3, 2023, the Company has repurchased a total of 2,266,384 shares of its common stock at an average price of $9.46 per share for a total repurchase amount before expenses of $21.4 million, leaving $489.5 million of authorized capacity remaining under the Company’s stock repurchase program.

Dividend Update

On August 3, 2023, the Company’s Board of Directors declared a cash dividend of $0.07 per share of common stock, an increase of $0.02 per share, or 40%, as compared to the Company’s prior quarterly dividend. The Company’s Board of Directors also declared cash dividends of $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The dividends will be paid on October 16, 2023 to stockholders of record as of September 29, 2023.

The Company expects to continue to pay a quarterly cash common dividend throughout 2023. Consistent with the Company’s past practice, and to the extent that the expected regular quarterly dividends for 2023 do not satisfy its annual distribution requirements, the Company may satisfy its annual distribution requirement by paying a “catch-up” dividend in January 2024. The level of any future quarterly dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss second quarter financial results on August 4, 2023, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-888-330-3573 and reference conference ID 4831656 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 15 hotels comprised of 7,735 rooms, the majority of which are operated under nationally recognized brands. Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership and disposition of hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, pandemics such as those caused by COVID-19 and its variants, natural disasters, civil unrest and terrorism; rising hotel operating costs, including wages, employee-related benefits, food costs, commodity costs, including those used to renovate or reposition our hotels, property taxes, property and liability insurance and utilities may not be offset by increased room rates; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be harmed by economic downturns or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels have an ongoing need for capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels; we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hilton, Hyatt, Four Seasons or Montage. Should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations. Noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to ESG factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business or lead to a default or acceleration of our obligations under certain of our debt instruments; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments under our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results; we have outstanding debt which may restrict our financial flexibility; certain of our debt is subject to variable interest rates, which can create uncertainty in forecasting our interest expense and may negatively impact our operating results; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership prior to our acquisition of the noncontrolling partner’s interest in June 2022, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components. We also exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expense recorded on the building lease at the Hyatt Centric Chicago Magnificent Mile (prior to the hotel’s sale in February 2022). We determined that the building lease was a finance lease, and, therefore, we included a portion of the lease payment each month in interest expense. We adjust EBITDAre for the finance lease in order to more accurately reflect the actual rent due to the hotel’s lessor in the respective period, as well as the operating performance of the hotel. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligation as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership components prior to our acquisition of the noncontrolling partner’s interest in June 2022. We also exclude the real estate amortization of our right-of-use assets and related lease obligations, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Comparable operating statistics in this release include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022. We obtained prior ownership information from the previous owner of The Confidante Miami Beach during the due diligence period before acquiring the hotel. We performed a limited review of the information as part of our analysis of the acquisition. We believe providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$107,846	$101,223
Restricted cash	55,668	55,983
Accounts receivable, net	48,043	42,092
Prepaid expenses and other current assets	15,268	14,668
Total current assets	226,825	213,966

Investment in hotel properties, net	2,830,739	2,840,928
Operating lease right-of-use assets, net	14,999	15,025
Deferred financing costs, net	4,329	5,031
Other assets, net	9,319	7,867

Total assets	$3,086,211	$3,082,817

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$44,972	$56,849
Accrued payroll and employee benefits	18,501	22,801
Dividends and distributions payable	14,891	13,995
Other current liabilities	66,481	65,213
Current portion of notes payable, net	2,065	222,030
Total current liabilities	146,910	380,888

Notes payable, less current portion, net	812,766	590,651
Operating lease obligations, less current portion	14,267	14,360
Other liabilities	11,144	11,957
Total liabilities	985,087	997,856

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both June 30, 2023 and December 31, 2022, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both June 30, 2023 and December 31, 2022, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both June 30, 2023 and December 31, 2022, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 207,184,691 shares issued and outstanding at June 30, 2023 and 209,320,447 shares issued and outstanding at December 31, 2022	2,072	2,093
Additional paid in capital	2,446,047	2,465,595
Retained earnings	1,099,518	1,035,353
Cumulative dividends and distributions	(1,727,763)	(1,699,330)
Total stockholders' equity	2,101,124	2,084,961

Total liabilities and stockholders' equity	$3,086,211	$3,082,817

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues
Room	$173,399	$161,721	$325,837	$270,493
Food and beverage	78,815	71,658	149,627	111,241
Other operating	23,898	17,901	44,091	41,861
Total revenues	276,112	251,280	519,555	423,595
Operating expenses
Room	42,658	37,342	81,722	67,803
Food and beverage	51,997	46,459	100,532	78,778
Other operating	6,145	6,089	11,902	11,525
Advertising and promotion	13,897	11,621	26,919	22,095
Repairs and maintenance	9,606	8,273	19,052	17,987
Utilities	6,768	6,239	13,860	11,944
Franchise costs	4,560	4,280	8,478	7,284
Property tax, ground lease and insurance	19,378	17,455	38,611	33,446
Other property-level expenses	31,857	30,391	63,634	54,301
Corporate overhead	8,396	8,717	16,864	19,431
Depreciation and amortization	32,397	30,893	64,739	62,253
Total operating expenses	227,659	207,759	446,313	386,847
Interest and other income	4,639	116	5,180	4,496
Interest expense	(9,223)	(5,938)	(23,017)	(11,019)
Gain on sale of assets	—	—	—	22,946
Gain (loss) on extinguishment of debt, net	12	21	9,921	(192)
Income before income taxes	43,881	37,720	65,326	52,979
Income tax provision, net	(803)	(28)	(1,161)	(164)
Net income	43,078	37,692	64,165	52,815
Income from consolidated joint venture attributable to noncontrolling interest	—	(2,343)	—	(3,477)
Preferred stock dividends	(3,768)	(3,773)	(7,536)	(7,546)
Income attributable to common stockholders	$39,310	$31,576	$56,629	$41,792

Basic and diluted per share amounts:
Basic and diluted income attributable to common stockholders per common share	$0.19	$0.15	$0.27	$0.19

Basic weighted average common shares outstanding	206,181	213,183	206,606	215,216
Diluted weighted average common shares outstanding	206,828	213,183	207,095	215,216

Distributions declared per common share	$0.05	$—	$0.10	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income	$43,078	$37,692	$64,165	$52,815
Operations held for investment:
Depreciation and amortization	32,397	30,893	64,739	62,253
Interest expense	9,223	5,938	23,017	11,019
Income tax provision, net	803	28	1,161	164
Gain on sale of assets	—	—	—	(22,946)
EBITDAre	85,501	74,551	153,082	103,305

Operations held for investment:
Amortization of deferred stock compensation	3,325	2,853	5,752	6,431
Amortization of right-of-use assets and obligations	(17)	(354)	(69)	(700)
Amortization of contract intangibles, net	(18)	(18)	(36)	(24)
Finance lease obligation interest - cash ground rent	—	—	—	(117)
(Gain) loss on extinguishment of debt, net	(12)	(21)	(9,921)	192
Hurricane-related insurance restoration proceeds net of losses	(3,722)	138	(3,722)	(2,755)
Noncontrolling interest	—	(3,155)	—	(5,175)
Adjustments to EBITDAre, net	(444)	(557)	(7,996)	(2,148)

Adjusted EBITDAre, excluding noncontrolling interest	$85,057	$73,994	$145,086	$101,157

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income	$43,078	$37,692	$64,165	$52,815
Preferred stock dividends	(3,768)	(3,773)	(7,536)	(7,546)
Operations held for investment:
Real estate depreciation and amortization	32,240	30,456	64,431	61,483
Gain on sale of assets	—	—	—	(22,946)
Noncontrolling interest	—	(3,009)	—	(4,933)
FFO attributable to common stockholders	71,550	61,366	121,060	78,873

Operations held for investment:
Amortization of deferred stock compensation	3,325	2,853	5,752	6,431
Real estate amortization of right-of-use assets and obligations	(128)	(294)	(247)	(580)
Amortization of contract intangibles, net	85	143	168	203
Noncash interest on derivatives, net	(3,711)	(1,023)	(1,879)	(2,865)
(Gain) loss on extinguishment of debt, net	(12)	(21)	(9,921)	192
Hurricane-related insurance restoration proceeds net of losses	(3,722)	138	(3,722)	(2,755)
Noncontrolling interest	—	58	—	132
Adjustments to FFO attributable to common stockholders, net	(4,163)	1,854	(9,849)	758

Adjusted FFO attributable to common stockholders	$67,387	$63,220	$111,211	$79,631

FFO attributable to common stockholders per diluted share	$0.35	$0.29	$0.58	$0.37

Adjusted FFO attributable to common stockholders per diluted share	$0.33	$0.30	$0.54	$0.37

Basic weighted average shares outstanding	206,181	213,183	206,606	215,216
Shares associated with unvested restricted stock awards	733	354	659	266
Diluted weighted average shares outstanding	206,914	213,537	207,265	215,482

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Third Quarter 2023

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Quarter Ended
	September 30, 2023
	Low	High

Net income	$7,900	$13,400
Depreciation and amortization	32,100	32,100
Interest expense	14,000	13,500
Income tax provision	500	500
Amortization of deferred stock compensation	2,500	2,500
Adjusted EBITDAre	$57,000	$62,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Quarter Ended
	September 30, 2023
	Low	High

Net income	$7,900	$13,400
Preferred stock dividends	(3,800)	(3,800)
Real estate depreciation and amortization	31,700	31,700
Amortization of deferred stock compensation	2,500	2,500
Adjusted FFO attributable to common stockholders	$38,300	$43,800

Adjusted FFO attributable to common stockholders per diluted share	$0.18	$0.21

Diluted weighted average shares outstanding	207,500	207,500

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Comparable Hotel Adjusted EBITDAre Margin (1)	32.3%	33.3%	29.7%	29.3%

Total revenues	$276,112	$251,280	$519,555	$423,595
Non-hotel revenues (2)	(18)	(18)	(36)	(38)
Reimbursement to offset net losses (3)	—	1,618	—	—
Total Actual Hotel Revenues	276,094	252,880	519,519	423,557
Prior ownership hotel revenues (4)	—	8,932	—	22,637
Sold hotel revenues (5)	—	—	—	(3,234)
Comparable Hotel Revenues	$276,094	$261,812	$519,519	$442,960

Net income	$43,078	$37,692	$64,165	$52,815
Non-hotel revenues (2)	(18)	(18)	(36)	(38)
Reimbursement to offset net losses (3)	—	1,618	—	—
Non-hotel operating expenses, net (6)	(275)	(443)	(625)	(815)
Taxes assessed on commercial rents (7)	180	—	362	—
Property-level hurricane-related restoration expenses (8)	—	138	—	1,614
Corporate overhead	8,396	8,717	16,864	19,431
Depreciation and amortization	32,397	30,893	64,739	62,253
Interest and other income	(4,639)	(116)	(5,180)	(4,496)
Interest expense	9,223	5,938	23,017	11,019
Gain on sale of assets	—	—	—	(22,946)
(Gain) loss on extinguishment of debt, net	(12)	(21)	(9,921)	192
Income tax provision, net	803	28	1,161	164
Actual Hotel Adjusted EBITDAre	89,133	84,426	154,546	119,193
Prior ownership hotel Adjusted EBITDAre (4)	—	2,882	—	8,630
Sold hotel Adjusted EBITDAre (5)	—	—	—	2,172
Comparable Hotel Adjusted EBITDAre	$89,133	$87,308	$154,546	$129,995

*Footnotes on following page

(1)	Comparable Hotel Adjusted EBITDAre Margin is calculated as Comparable Hotel Adjusted EBITDAre divided by Comparable Hotel Revenues.
(2)	Non-hotel revenues include the amortization of any favorable or unfavorable contract intangibles recorded in conjunction with the Company's hotel acquisitions.
(3)	Reimbursement to offset net losses for the second quarter of 2022 includes the reversal of $1.6 million recognized in the first quarter of 2022 at the Hyatt Regency San Francisco as stipulated by the hotel's operating lease agreement.
(4)	Prior ownership hotel revenues and Adjusted EBITDAre for the second quarter and first six months of 2022 include results for The Confidante Miami Beach prior to the Company’s acquisition of the hotel in June 2022. The Company obtained prior ownership information from the hotel’s previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. The Company determined the amount to include as pro forma depreciation expense based on the hotel’s actual depreciation expense recognized by the Company.
(5)	Sold hotel revenues and Adjusted EBITDAre for the first six months of 2022 include results for the Embassy Suites Chicago and the Hilton Garden Inn Chicago Downtown/Magnificent Mile, sold in March 2022, and the Hyatt Centric Chicago Magnificent Mile, sold in February 2022.
(6)	Non-hotel operating expenses, net for both the second quarters and first six months of 2023 and 2022 include the amortization of hotel real estate-related right-of-use assets and obligations. Non-hotel operating expenses, net for the second quarter of 2022 and for both the first six months of 2023 and 2022 include prior year property tax credits related to sold hotels. Non-hotel operating expenses, net for the first six months of 2022 also include the amortization of a favorable management agreement contract intangible prior to the hotel's sale in March 2022, and finance lease obligation interest - cash ground rent prior to the hotel's sale in February 2022.
(7)	Taxes assessed on commercial rents for the second quarter and first six months of 2023 include $0.2 million and $0.4 million, respectively, at the Hyatt Regency San Francisco.
(8)	Property-level hurricane-related restoration expenses for the second quarter and first six months of 2022 include $0.1 million and $1.6 million, respectively, incurred at the Hilton New Orleans St. Charles and the JW Marriott New Orleans.